UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2007

CrossPoint Energy Company
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51699	98-0434381
(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810
Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

(972) 818-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2007 CrossPoint Acquisition, LLC, a wholly-owned subsidiary of CrossPoint Energy Company (“CrossPoint”), sold its interest in Zach Abney #1 and #2 wells and all appurtenant leasehold acreage (included in the Waskom Field Properties) located in Harrison County, Texas to Devon Energy Production Company L.P. (the “Purchaser”). The Purchaser paid CrossPoint an aggregate purchase price of approximately $3.4 million. The purchase price is subject to final adjustments within a post closing settlement statement. The sale had an effective date of August 1, 2007. In connection with the sale, the Purchaser also acquired approximately 501 gross leasehold acres. On August 30, 2007, the daily net production from the two wells was estimated to be approximately 140 net MCFGPD. The proceeds from the sale are being used to repay a portion of CrossPoint’s outstanding debt under its credit facility.

Item 2.01	Completion of Acquisition or Disposition of Assets

See “Item 1.01 - Entry into a Material Definitive Agreement” above regarding the sale of the Zach Abney #1 and #2 wells.

CrossPoint’s unaudited pro forma consolidated financial statements and related notes are included as “Item 9.01(b) - Financial Statements and Exhibits - Pro Forma Financial Information.”

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2007, CrossPoint entered into an amendment (the “Amendment”) to the June 21, 2007 Employment Agreement (the “Employment Agreement”) with Daniel F. Collins, its President and Chief Executive Officer (“Employee”).

The Amendment provides as of September 4, 2007 Employee will have fulfilled his duties to date under the Employment Agreement and neither Employee nor the CrossPoint Board of Directors has provided a notice of termination of Employee’s employment pursuant to the Employment Agreement. Therefore, the three month’s base salary Severance Payment plus unused vacation pay that was to be paid pursuant to the Employment Agreement upon termination of Employee’s employment instead is to be paid to Employee on September 4, 2007. The Amendment also provides that upon Employee’s termination and his execution of a release of claims against CrossPoint, CrossPoint shall transfer to Employee the rights in CrossPoint’s Employee’s Key Man Life Insurance Policy for Employee.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2007
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended June 30, 2007
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended September 30, 2006

(d)	Exhibits

2.1	Summary of Terms of the Sale of Zach Abney #1 and #2 Wells dated August 30, 2007.
10.1	Amendment dated August 30, 2007 to Agreement dated June 21, 2007 between CrossPoint Energy Company and Daniel F. Collins.

CrossPoint Energy Company
Unaudited Pro Forma Condensed Consolidated Financial Data

	June 30, 2007
		Proforma
	Historical	Adjustments		Proforma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,059	3,300,873	(1)	3,389,932
Restricted cash	261,126			261,126
Accounts receivable	75,264			75,264
Oil and gas revenue receivable	264,259			264,259
Prepaid expenses	189,342			189,342
Deferred financing costs	170,376			170,376
Oil & gas assets held for sale	7,553,554	(1,714,115)	(2)	5,839,439
Other assets held for sale	35,573			35,573
Total current assets	8,638,553	1,586,758		10,225,311
PROPERTY & EQUIPMENT:
Oil & gas property and equipment, successful efforts method	1,022,295			1,022,295
Less accumulated impairment, depletion, depreciation & amortization	(610,111)			(610,111)
Other Assets	63,085			63,085
Total assets	$9,113,822	1,586,758		10,700,580
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$685,712			685,712
Notes payable	7,137,208			7,137,208
Liquidated damages payable	2,727,900			2,727,900
Oil and gas revenues payable	240,300			240,300
Interest payable	255,729			255,729
Convertible note	8,111,588			8,111,588
Obligations associated with assets held for sale	174,106	(14,668)	(3)	159,438
Total current liabilities	19,332,543	(14,668)		19,317,875
Asset retirement obligation	13,574			13,574
Other long-term liabilities	3,252			3,252
Total liabilities	19,349,369	(14,668)		19,334,701
STOCKHOLDERS' DEFICIT:
Capital stock	1,831			1,831
Capital in excess of par value	11,471,943			11,471,943
Treasury Stock, 5,879 shares , at cost	(17,985)			(17,985)
Accumulated deficit	(21,691,336)	(1,572,090)		(23,263,426)
Total Stockholders' deficit	(10,235,547)	(1,572,090)		(11,807,637)
Total liabilities and Stockholders' deficit	$9,113,822	(1,586,758)		7,527,064

See accompanying notes to unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

CrossPoint Energy Company
Unaudited Pro Forma Condensed Consolidated Financial Data

	Nine Months Ended June 30, 2007

	Historical	Adjustments (4)	Proforma
OPERATING REVENUES:
Crude oil & natural gas sales	$3,879		3,879
Contract services revenue	499,792		499,792
Total operating revenues	503,671		503,671
OPERATING EXPENSES:
Lease operating expenses	5,472		5,472
Production and ad valorem taxes	224		224
Dry hole & abandonment expenses	3,945		3,945
Depreciation, depletion and amortization	340,719		340,719
Accretion of asset retirement obligations	1,350		1,350
Contract services expense	300,843		300,843
General and administrative expenses, including stock compensation expense reversal of $227,779	2,536,092		2,536,092
Impairment of oil and gas properties	385,524		385,524
Restructure expenses	789,093		789,093
Total operating expenses	4,363,262		4,363,262
OPERATING LOSS	$(3,859,591)		(3,859,591)
OTHER INCOME & EXPENSE:
Interest income	127,498		127,498
Interest expense	(1,107,013)		(1,107,013)
Merger expense	(119,672)		(119,672)
Liquidated damages	(3,334,100)		(3,334,100)
Total other expenses	(4,433,287)		(4,433,287)
LOSS FROM CONTINUING OPERATIONS	(8,292,878)		(8,292,878)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(3,678,696)	(140,175)	(3,818,871)
Net Loss	$(11,971,574)	(140,175)	(12,111,749)
Preferred dividends	$-		-
Net Loss applicable to common shares	$(11,971,574)	(140,175)	(12,111,749)

Basic and Diluted Net Loss per common share:
Basic and Diluted Net Loss from continuing operations	$(0.47)	(0.01)	(0.46)
Basic and Diluted Net Loss from discontinued operations	$(0.21)	(0.01)	(0.22)
Basic and Diluted Net Loss per common share	$(0.68)	(0.01)	(0.68)

Weighted Average Number of Shares Outstanding	17,709,121

See accompanying notes to unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

CrossPoint Energy Company
Unaudited Pro Forma Condensed Consolidated Financial Data

	For the Year Ended September 30, 2006
	Historical Restated	Adjustments (5)	Proforma
OPERATING REVENUES:
Crude oil & natural gas sales	$10,965		10,965
Contract services revenue	686,569		686,569
Total operating revenues	697,534	-	697,534
OPERATING EXPENSES:
Lease operating expenses	10,182		10,182
Production and ad valorem taxes	607		607
Dry hole & abandonment expenses	164,115		164,115
Depreciation, depletion and amortization	4,330		4,330
Accretion of asset retirement obligations	811		811
Contract services expense	422,470		422,470
General and administrative expenses	2,067,326		2,067,326
Impairment of oil and gas properties	213,636		213,636
Restructure expenses	-		-
Total operating expenses	2,883,476	-	2,883,476
OPERATING LOSS	$(2,185,942)	-	(2,185,942)
OTHER INCOME & EXPENSE:
Interest and other income	70,696		70,696
Interest expense	(852,675)		(852,675)
Merger expense	-		-
Liquidated damages	(340,988)		(340,988)
Total other expenses	(1,122,967)	-	(1,122,967)
LOSS FROM CONTINUING OPERATIONS	(3,308,909)	-	(3,308,909)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(4,541,376)	(290,972)	(4,250,404)
Net Loss	(7,850,285)	(290,972)	(7,559,313)
Preferred dividends	$(75,348)		(75,348)
Net Loss applicable to common shares	$(7,925,633)	(290,972)	(7,634,661)

Basic and Diluted Net Loss per common share:

Basic and Diluted Net Loss from continuing operations	$(0.30)		(0.30)
Basic and Diluted Net Loss from discontinued operations	(0.41)	(0.03)	(0.38)
Basic and Diluted Net Loss per common share	$(0.71)		(0.68)

Weighted Average Number of Shares Outstanding	11,204,232

See accompanying notes to unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

CROSSPOINT ENERGY COMPANY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 30, 2007, CrossPoint Acquisition, LLC, a wholly-owned subsidiary of CrossPoint Energy Company (the “Company”), completed the sale of its interest in Zach Abney #1 and #2 wells located in Harrison County, Texas to Devon Energy Production Company L.P. This sale will qualify as a discontinued operation in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

The unaudited pro forma consolidated financial data set forth below has been derived by the application of pro forma adjustments to our historical financial statements, as restated for discontinued operations. The unaudited pro forma consolidated financial data gives effect to the events described below as if they had occurred at September 30, 2006 in the case of statement of operations data and June 30, 2007 in the case of balance sheet data. The unaudited pro forma condensed consolidated financial data as of and for the quarter ended June 30, 2007 and for the fiscal year ended September 30, 2006 give effect to the disposition of the Zach Abney #1; #2 and approximately 501 gross leasehold acres.

This information should be read in conjunction with our audited condensed consolidated financial statements and the related notes for the fiscal year ended September 30, 2006, which are included in the Company's Form SB-2/A dated April 25, 2007 and our unaudited consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

The following unaudited pro forma condensed consolidated financial data is not necessarily indicative of our financial position or results of operations that actually would have been attained had the sale of Zach Abney #1 and #2 occurred at the dates indicated and is not necessarily indicative of our financial position or results of operations that will be achieved in the future.

Certain items in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended September 30, 2006 have been reclassified to conform to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended June 30, 2007 presentation.  The reclassified items are reproduced to conform to the discontinued operations format that is used in the Form 10-QSB for the fiscal quarter ended June 30, 2007, in order to reflect the future disposition of assets held for sale.

NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

1.
On August 30, 2007, CrossPoint Acquisition, LLC (the “Company”), a wholly-owned subsidiary of CrossPoint Energy Company, completed the sale of its interest in Zach Abney #1 and #2 wells to Devon Energy Production Company L.P. for $3.4 million. Net purchase price preliminary adjustments of $99,127 were made to cash for the revenue suspense items related to the properties.

2.	Net adjustments to Oil and gas assets held for sale for approx $1.7 million were made for the value of the wells and related leasehold that were sold in the Zach Abney #1 and #2 transaction.
3.	Net adjustments to the Obligations associated with assets held for sale were made in order to reverse the asset retirement obligation that had been accrued in accordance with FASB 143 under GAAP.
4.	Net Adjustments to the Discontinued Operations on the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2007 include the following:

Nine Months Ended
June 30, 2007

Revenues:	$(233,873)

Expenses:
Lease operating, Production and ad valorem taxes	(93,698)
Loss from discontinued operations	$(140,175)

5.	Net Adjustments to the Discounted Operations on the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended September 30, 2006 including the following:

Year Ended
September 30, 2006

Revenues:	$(452,394)

Less Expenses:
Lease operating, Production and ad valorem taxes	(161,422)
Loss from discontinued operations	$(290,972)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSPOINT ENERGY COMPANY

Date: September 6, 2007
By: /s/ Daniel F. Collins
Daniel F. Collins
President and Chief Executive Officer

EXHIBITS INDEX

Exhibit No.	Description

2.1	Summary of Terms of the Sale of Zach Abney #1 and #2 Wells dated August 30, 2007.

10.1	Amendment dated August 30, 2007 to Agreement dated June 21, 2007 between CrossPoint Energy Company and Daniel F. Collins.